UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MEDIA GENERAL, INC.

(Name of Registrant as Specified in its Charter)

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Definitive Additional Materials

The Appendix C 1995 Long-Term Incentive Plan is further amended and restated, also as of April 26, 2007, to make three changes, the first of which represents a clarification; the remaining two respond to evolving guidance issued subsequent to the printing of the Company’s March 13, 2007, Proxy Statement.

•	Section 4 is amended as follows:

Effective April 26, 2007, the total number of Shares reserved and available for Awards under the Plan shall be increased by 1,500,000 (for a total of 5,000,000 since the Plan’s inception in 1995) of which up to 300,000 Shares (for a total of 1,100,000 Shares since the Plan’s inception in 1995) may be reserved for awards of Performance Awards, Performance-Based Restricted Stock, Performance Accelerated Restricted Stock, Deferred Stock and Other Stock-Based Awards.

•	Sections 6.06(i) and 6.07(i) are amended to replace the second sentence of such sections with the following text:

Section 6.06(i)

An Option may not be repriced without the approval of Shareholders after the date of grant of such Option. For this purpose, a repricing means any of the following (or such other action that has the same effect as any of the following): (a) amending the terms of an Option to reduce the exercise price of such Option; (b) taking any action that is treated as a repricing under generally accepted accounting principles; and (c) repurchasing for cash or canceling an Option in exchange for another Award at a time when the exercise price of such Option is greater than the Fair Market Value of the Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 9. Such cancellation and exchange is considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Section 6.07(i)

A Stock Appreciation Right may not be repriced without the approval of Shareholders after the date of grant of such Stock Appreciation Right. For this purpose, a repricing means any of the following (or such other action that has the same effect as any of the following): (a) amending the terms of a Stock Appreciation Right to reduce the grant price of such Stock Appreciation Right; (b) taking any action that is treated as a repricing under generally accepted accounting principles; and (c) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when the grant price of such Stock Appreciation Right is greater than the Fair Market Value of the Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 9. Such cancellation and exchange is considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.